             FIDELITY INSTITUTIONAL RETIREMENT SERVICES CO.
             P.O. BOX 9107
             HINGHAM, MA 02043-9107









LABEL BELOW FOR MIS USE ONLY!
PO#T9332
FESCO #488
GARTNER INC. TENDER OFFER
ORIGINAL 1UP OVERSIZE  6/24/04  TD
MEGAN (GARTNER TENDER OFFER FESCO MBD)
NON SCANNING CARD
O.A.  6-24-04  KD
O.A. #2  6-24-04  JA
SIGNOFF  6-25-04  JA


MIS EDITS:       # OF CHANGES ___/___ PRF 1 ___  PRF 2 ____

OK TO PRINT AS IS* ____________ *By signing this form you are authorizing MIS to print this form in its current state.

______________________________________________________________
SIGNATURE OF PERSON AUTHORIZING PRINTING          DATE





                             TRUSTEE DIRECTION FORM
                           GARTNER, INC. TENDER OFFER

             BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS.

AS OF JUNE 23, 2004, THE NUMBER OF CLASS A SHARES ATTRIBUTABLE TO YOUR ACCOUNT IN THE PLAN IS SHOWN TO THE RIGHT OF YOUR ADDRESS.

PLEASE NOTE THAT IF YOU DO NOT SEND IN A PROPERLY COMPLETED, SIGNED FORM, OR IF IT IS NOT RECEIVED BY 4:00 P.M., EASTERN TIME ON JULY 27, 2004, UNLESS THE OFFER IS EXTENDED, FIDELITY WILL NOT TENDER ANY OF THE CLASS A SHARES ATTRIBUTABLE TO YOUR ACCOUNT IN THE PLAN IN ACCORDANCE WITH THE OFFER, UNLESS OTHERWISE REQUIRED BY LAW.

Fidelity makes no recommendation to any Plan participant as to whether to tender or not. Your instructions to Fidelity will be kept confidential.

This Direction Form, if properly signed, completed and received by Fidelity in a timely manner will supersede any previous Direction Form.

                                    ____________________________________
                                    Date
                                    ____________________________________
                                    Please print name
                                    ____________________________________
                                    Signature



                                                                Gartner MBD

LABEL BELOW FOR MIS USE ONLY!
PO#T9332
FESCO #488
GARTNER INC. TENDER OFFER
ORIGINAL 1UP OVERSIZE  6/24/04  TD
MEGAN (GARTNER TENDER OFFER FESCO MBD)
NON SCANNING CARD
O.A.  6-25-04  JA
SIGNOFF  6-25-04  JA
REVIEW AFTER S/O  6-29-04  KD


MIS EDITS:       # OF CHANGES ___/___ PRF 1 ___  PRF 2 ____

OK TO PRINT AS IS* ____________ *By signing this form you are authorizing MIS to print this form in its current state.

______________________________________________________________
SIGNATURE OF PERSON AUTHORIZING PRINTING          DATE



In connection with the Offer to Purchase made by Gartner, Inc., dated June 22, 2004, as it may be amended (the "Offer"), I hereby instruct Fidelity Management Trust Company ("Fidelity"), as trustee of the Gartner, Inc. Savings and Investment Plan (the "Plan"), to tender the shares of Gartner, Inc. Class A Common Stock (the "Class A Shares") attributable to my account under the Plan as of July 27, 2004, unless a later deadline is announced, as follows (check only one box and complete):

(CHECK BOX ONE OR TWO)

         [ ]  1.  Please refrain from tendering and continue to HOLD all Class A
                  Shares attributable to my individual account under the Plan.

         [ ] 2. Please TENDER Class A Shares attributable to my individual account under the Plan in the percentage indicated below for each of the prices provided. A blank space before a given price will be taken to mean that no Class A Shares attributable to my account are to be tendered at that price. FILL IN THE TABLE BELOW ONLY IF YOU HAVE CHECKED BOX 2.

Percentage of Class A Shares to be Tendered (The total of all percentages must be less than or equal to 100%. If the total is less than 100%, you will be deemed to have directed Fidelity NOT to tender the remaining percentage.)

        ______ %  Shares Tendered at Price Determined by Dutch Auction
                  (By entering a percentage on the line above, the undersigned is willing to accept the Purchase Price resulting from the Dutch Auction, for the percentage of Class A Shares elected. This could result in receipt of a price of $12.50 per Class A Share.)

        ______  % at $12.50       ______  % at $12.90        ______  % at $13.30

        ______  % at $12.60       ______  % at $13.00        ______  % at $13.40

        ______  % at $12.70       ______  % at $13.10        ______  % at $13.50

        ______  % at $12.80       ______  % at $13.20




                                                                Gartner MBD - R